UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2012

EMERGENCY MEDICAL SERVICES CORPORATION

(Exact name of each registrant as specified in its charter)

Delaware	001-32701	20-3738384
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Numbers)	Identification Nos.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 495-1200

(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01	Other Events.

Term Loan Prepayment

On April 10, 2012, Emergency Medical Services Corporation (“EMSC”) voluntarily prepaid $100,000,000 of principal borrowings (the “Prepayment”) under its credit agreement, dated as of May 25, 2011 (the “Term Loan Credit Agreement”), with Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the other financial institutions and lenders from time to time party thereto, providing for EMSC’s $1,440 million senior secured term loan facility (the “Term Loan Facility”).

Litigation Settlement

All of the eleven purported class actions relating to the transactions contemplated by the Agreement and Plan of Merger, dated as of February 13, 2011, among EMSC, CDRT Acquisition Corporation and CDRT Merger Sub, Inc. (the “Merger Agreement”), which were filed in state court in Delaware and federal and state courts in Colorado against various combinations of EMSC, the members of EMSC’s board of directors, and other parties have now been voluntarily dismissed or settled.   Seven of the eleven actions were filed in the Delaware Court of Chancery beginning on February 22, 2011, and were consolidated into one action entitled In re Emergency Medical Services Corporation Shareholder Litigation, Consolidated C.A. No. 6248-VCS.   That consolidated class action was voluntarily dismissed without prejudice by the plaintiffs on September 26, 2011.  Two actions, entitled Scott A. Halliday v. Emergency Medical Services Corporation, et al., Case No. 2011CV316 (filed on February 15, 2011), and Alma C. Howell v. William Sanger, et. al., Case No. 2011CV488 (filed on March 1, 2011), were filed in the District Court, Arapahoe County, Colorado.  Those two actions were voluntarily dismissed without prejudice by the plaintiffs on September 16, 2011 and October 24, 2011, respectively.  Two other actions, entitled Michael Wooten v. Emergency Medical Services Corporation, et al., Case No. 11-CV-00412  (filed on February 17, 2011), and Neal Greenberg v. Emergency Medical Services Corporation, et. al., Case No. 11-CV-00496 (filed on February 28, 2011), were filed in the U.S. District Court for the District of Colorado and were also consolidated.   On March 23, 2012, the U.S. District Court issued a final order of judgment approving the impending settlement that EMSC had previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2011, and EMSC incurred no material charges in connection with the settlement.  That order approved the settlement as set forth in a Stipulation of Settlement among the parties dated as of November 28, 2011 and released all of the plaintiffs’ and the class’s claims against the defendants.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES CORPORATION
(Registrant)

April 12, 2012	By:	/s/ Craig A. Wilson
Craig A. Wilson
Senior Vice President and General Counsel

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